FOR IMMEDIATE RELEASE

CORRECTION -- The Oncology Institute Reports Updated Fourth Quarter and Full Year 2022 Financial Results and Guidance for 2023

The Company recorded adjustments to its “goodwill impairment charges” and “income tax benefit” line items on the “Consolidated Statements of Operations” for the fourth quarter and year ended December 31, 2022 resulting from the simultaneous equation from tax deductible goodwill, resulting in a $1.5 million increase to the Company’s net loss for the fourth quarter ended December 31, 2022 and a $1.5 million decrease to the Company’s net income for the year ended December 31, 2022. The Company also adjusted the balances of “other receivables,” “goodwill,” “income taxes payable” "accrued expenses and other current liabilities", “deferred income taxes liability”, and "accumulated deficit" on the "Consolidated Balance Sheets” as of December 31, 2022 as well as the related reconciling items in the Company’s “Consolidated Statements of Cash Flows” for the fourth quarter and year ended December 31, 2022.

The updated release reads:

The Oncology Institute Reports Updated Fourth Quarter and Full Year 2022 Financial Results and Guidance for 2023
CERRITOS, Calif., March 16, 2023 -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported an update to the financial results for its fourth quarter and year ended December 31, 2022 originally reported on March 9, 2023.
Recent Operational Highlights
•Completed a $110 million strategic investment from Deerfield Management Company, L.P. through secured senior convertible notes on August 9, 2022
•Ended the fiscal year 2022 with $132 million in cash, cash equivalents, and investments
•Increased market count to 15 at year-end from 10 in the prior year, including new markets in California, Florida and Texas
•Remediated two of the previously disclosed material weaknesses surrounding controls over review of revenue and segregation of duties within the financial close and reporting process. For the remaining one, Management has developed and continues to execute a remediation plan to address the previously disclosed material weakness around treatment of complex accounting transactions
•Received Agency for Healthcare Research and Quality's (AHRQ) certification as an accredited Patient Safety Organization
•Generated over $1.7 million in savings to patients through the Company's dispensary co-pay assist program
•Added 3 new gain share contracts in Florida
•Grew Capitated Membership by over 100 thousand lives
•Completed 6 practice acquisitions
Fourth Quarter 2022 Financial Highlights
•Consolidated revenue of $71 million, an increase of 36.6% from $52 million compared to the prior year quarter
•Gross profit of $16 million, an increase of 87.6% compared to the prior year quarter
•Net loss of $11.0 million compared to net loss of $10.2 million for the prior year quarter

•Basic and diluted earnings per share of $(0.12) and $(0.16), respectively, compared to $(0.13) for the prior year quarter
•Adjusted EBITDA of $(4.6) million compared to $(5.6) million for the prior year quarter
•Cash, cash equivalents, and investments of $132 million as of December 31, 2022
Full Year 2022 Results
Management Commentary
Brad Hively, CEO of TOI, commented, "2022 was our first full year as a public company. I am pleased with the progress we made driving our growth strategy, with contributions from both organic and acquired growth. Despite facing certain headwinds during the year, including Medi-Cal preventing us from dispensing Oral prescriptions to a portion of our California patients, a tight labor market, and delays in acquired revenue, we surpassed the top end of our revised 2022 guidance for Revenue, Gross Profit, and Adjusted EBITDA and achieved our revised guidance for covered lives. We also achieved our original guidance for Gross Profit, Adjusted EBITDA, and covered lives."
Outlook for Fiscal Year 2023
TOI uses Adjusted EBITDA, a non-GAAP metric, as an additional tool to assess its operational performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception provided under Regulation S-K, TOI is not reasonably able to provide a quantitative reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, without unreasonable efforts due to uncertainties regarding taxes, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized (gains) losses on investments, practice acquisition-related costs, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on TOI’s future GAAP financial results. TOI expects interest expense in the range of $4 million to $5 million, other adjustment add backs in the range of $2 million to $4 million, and depreciation and amortization in the range of $4 million to $6 million. TOI is not adding back new clinic startup or acquisition costs for this non-GAAP metric.

2023 Guidance
Revenue	$290 to $320 million, representing approximately 15% to 27% growth over 2022 revenue
Gross Profit	$60 to $70 million
Adjusted EBITDA	$(25) to $(28) million
Value-based lives(1)	1.75 million to 2.0 million lives
(1)     Represents lives under capitation contracts.

TOI's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of TOI's acquisitions, dispositions or financings during 2023. TOI's outlook assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented.
Fourth Quarter 2022 Results
Consolidated revenue for Q4 2022 was $71 million, an increase of 36.6% compared to Q4 2021, and a 9.9% increase compared to Q3 2022.
Revenue for patient services was $48 million, up 51.4% compared to Q4 2021. Growth in patient services revenue was driven by an increase in capitated contracts entered into during 2022 and in the latter half of 2021 as well as growth in fee-for-service ("FFS") revenue due to practice acquisitions and an overall increase in clinic count. Dispensary revenue increased 12.3% compared to Q4 2021 due to an increase in the number of filled prescriptions and an increase in the average revenue per filled prescription. Clinical trials & other revenue increased by 32.9% compared to Q4 2021 primarily due to an increase in Proposition 56 revenue and TOI Clinical Research revenue.
Gross profit in Q4 2022 was $16 million, an increase of 87.6% compared to Q4 2021. The increase was primarily driven by improved cost management of oral and IV drugs and enhanced rebate opportunities. Gross profit is calculated by subtracting direct costs of patient services, dispensary, and clinical trials and other from consolidated revenues.

Selling, general and administrative ("SG&A") expenses in Q4 2022 were $30 million or 41.4% of revenue, compared with $48 million, or 92.2% of revenue, in Q4 2021. During Q4 2022, share-based compensation expense was $6 million. The remainder of the increase in SG&A expenses was due to headcount and other costs associated with operating as a public company and supporting revenue growth and expansion into new markets.
Net loss for Q4 2022 was $11.0 million, a decrease of $1 million compared to Q4 2021 primarily due to an increase in operating revenue and decrease in SG&A expenses, offset by a decreased change in fair value of derivative liabilities and the goodwill impairment charge.
Adjusted EBITDA was $(4.6) million, an increase of $1 million compared to Q4 2021, primarily as a result of a decrease in share-based compensation and change in fair value of liabilities, offset by the goodwill impairment charge.
Results for the Year Ended December 31, 2022
Consolidated revenue for the year ended December 31, 2022 was $252 million, an increase of 24.4% compared to the prior year.
Revenue for patient services was $167 million, an increase of 34.4% year-over-year. Growth in patient services revenue was primarily driven by an increase in capitated contracts entered into during the year ended December 31, 2022 and in the latter half of 2021 as well as growth in revenue from fee-for-service contracts due to practice acquisitions and an overall increase in clinic count. Dispensary revenue growth lagged the growth in revenue from patient services largely due to the Medi-Cal Rx transition. Despite the Medi-Cal Rx transition, dispensary revenue increased 9.4% compared to the comparable prior year period due to an increase in the average revenue per filled prescription. Clinical trials & other revenue decreased by 0.4% compared to the prior year period due to a decline in miscellaneous contract revenue.
Gross profit for the year ended December 31, 2022 was $52 million, an increase of 27.5% year-over-year. The increase was driven by improved cost management of our oral and IV drugs and enhanced rebate opportunities.
SG&A expenses for year ended December 31, 2022 were $120 million or 47.4% of revenue, compared with $83 million, or 41.1% of revenue, in the prior year. During 2022, share-based compensation expense was $28 million and SG&A related to transaction costs was $3 million. The remainder of the SG&A growth was due to headcount and other costs associated with operating as a public company and supporting revenue growth and expansion into new markets.
Net income for the year ended December 31, 2022 was $0.2 million, an increase of $11.1 million compared to the prior year, primarily due to the increase in gross profit and the change in the fair value of the warrant, earnout and conversion option derivative liabilities, offset by the goodwill impairment charge and increased operating expenses. Adjusted EBITDA was $(24) million, a decrease of $18 million compared to the prior year, primarily as a result of the change in fair value of the warrant, earnout and conversion option derivative liabilities.
About The Oncology Institute, Inc.
Founded in 2007, TOI is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.7 million patients including clinical trials, transfusions, and other services traditionally associated with the most advanced care delivery organizations. With 100+ employed clinicians and more than 700 teammates in over 60 clinic locations and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2023 outlook discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or governmental investigations to which TOI may become subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of COVID-19 on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Financial Information; Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI believes that the use of Adjusted EBITDA provides an additional tool to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.
TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure. A reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP metric, is set forth below.

Adjusted EBITDA Reconciliation
	Three Months Ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Net loss	$(11,007)	$(10,156)	$(851)	8.4%
Depreciation and amortization	1,192	920	272	29.6%
Interest expense, net	2,450	60	2,390	3,983.3%
Income tax expense (benefit)	(367)	(2,467)	2,100	(85.1)%
Non-cash addbacks(1)	604	526	78	14.8%
Share-based compensation	6,070	24,382	(18,312)	(75.1)%
Goodwill impairment charges	9,944	—	9,944	N/A
Change in fair value of liabilities	(15,482)	(28,577)	13,095	(45.8)%
Unrealized (gains) losses on investments	(673)	—	(673)	N/A
Practice acquisition-related costs(2)	91	208	(117)	(56.3)%
Post-combination compensation expense(3)	155	—	155	N/A
Consulting and legal fees(4)	1,115	676	439	64.9%
Other, net(5)	1,204	1,120	84	7.5%
Transaction costs(6)	64	7,723	(7,659)	(99.2)%
Adjusted EBITDA	$(4,640)	$(5,585)	$945	(16.9)%
(1)    During the three months ended December 31, 2022, non-cash addbacks were primarily comprised of non-cash rent of $531 and net bad debt write-offs of $74. During the three months ended December 31, 2021, non-cash addbacks were primarily comprised of net bad debt write-offs of $250, gain on loan forgiveness of $230, and non-cash rent of $46.
(2)    Practice acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions of various oncology practices.
(3)    Deferred consideration payments for practice acquisitions that are contingent upon the seller’s future employment at the Company.
(4)    Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees during the three months ended December 31, 2022 and 2021, and related to certain advisory projects, software implementations, and legal fees for debt financing and predecessor litigation matters.
(5)    Other, net is comprised of temporary labor of $724 and $335, recruiting expenses to build out corporate infrastructure of $406 and $652, as well as severance expenses resulting from cost rationalization programs of $45 and $3, and other miscellaneous charges of $29 and $0 during the three months ended December 31, 2022 and 2021, respectively.
(6)    Transaction costs incurred related to the issuance of the Senior Secured Convertible Note such as legal, audit, administrative, and registration fees for the three months ended December 31, 2022, and related to the Business Combination for the three months ended December 31, 2021.

Adjusted EBITDA Reconciliation

	Year Ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Net income (loss)	$152	$(10,927)	$11,079	(101.4)%
Depreciation and amortization	4,411	3,341	1,070	32.0%
Interest expense, net	4,082	320	3,762	1,175.6%
Income tax expense (benefit)	(243)	(671)	428	(63.8)%
Non-cash addbacks(1)	1,208	(5,115)	6,323	(123.6)%
Share-based compensation	27,683	24,535	3,148	12.8%
Goodwill impairment charges	9,944	—	9,944	N/A
Change in fair value of liabilities	(85,258)	(28,577)	(56,681)	198.3%
Unrealized (gains) losses on investments	(640)	—	(640)	N/A
Practice acquisition-related costs(2)	790	476	314	66.0%
Post-combination compensation expense(3)	2,243	—	2,243	N/A
Consulting and legal fees(4)	3,797	1,826	1,971	107.9%
Other, net(5)	5,030	1,692	3,338	197.3%
Transaction costs(6)	3,259	7,723	(4,464)	(57.8)%
Adjusted EBITDA	$(23,542)	$(5,377)	$(18,165)	337.8%
(1)    During the year ended December 31, 2022, non-cash addbacks were primarily comprised of non-cash rent of $711, net bad debt write-offs of $476, and other miscellaneous charges of $22. During the year ended December 31, 2021, non-cash addbacks were primarily comprised of a $4,957 gain on loan forgiveness and $417 of net bad debt recoveries, partially offset by deferred rent of $109 and other miscellaneous charges of $150.
(2)    Practice acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions of various oncology practices.
(3)    Deferred consideration payments for practice acquisitions that are contingent upon the seller’s future employment at the Company.
(4)    Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees during the years ended December 31, 2022 and 2021, and related to certain advisory projects, software implementations, and legal fees for debt financing and predecessor litigation matters.
(5)    Other, net is comprised of severance expenses resulting from cost rationalization programs of $248 and $127, as well as temporary labor of $1,830 and $1,182, recruiting expenses to build out corporate infrastructure of $2,835 and $1,275, and other miscellaneous expense of $117 and $131 during the years ended December 31, 2022 and 2021, respectively. During the years ended December 31, 2022 and 2021 such expenses were partially offset by $0 and $1,023, respectively, of stimulus funds received under the CARES Act.
(6)    Transaction costs incurred related to the issuance of the Senior Secured Convertible Note such as legal, audit, administrative, and registration fees during the year ended December 31, 2022, and related to the Business Combination during the year ended December 31, 2021.

Key Business Metrics
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Clinics (1)	76	67	76	67
Markets	15	10	15	10
Lives under value-based contracts (millions)	1.7	1.6	1.7	1.6
Net income (loss)	$(11,007)	$(10,156)	$152	$(10,927)
Adjusted EBITDA (in thousands)	$(4,640)	$(5,585)	$(23,542)	$(5,377)
(1)    Includes independent oncology practices to which we provide limited management services, but do not bear the operating costs.

Consolidated Balance Sheets
(in thousands except share data)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash (includes restricted cash of $0 and $875 as of December 31, 2022 and December 31, 2021)	$14,010	$115,174
Marketable securities	59,796	—
Accounts receivable	39,816	20,007
Other receivables	617	1,237
Inventories, net	9,261	6,438
Prepaid expenses	6,918	11,200
Total current assets	130,418	154,056
Non-current investments	58,354	—
Property and equipment, net	8,547	4,192
Operating right of use assets	24,494	—
Intangible assets, net	17,957	18,245
Goodwill	21,418	26,626
Other assets	477	320
Total assets	$261,665	$203,439
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,372	$15,559
Current portion of operating lease liabilities	5,498	—
Current portion of long-term debt	—	183
Income taxes payable	255	132
Accrued expenses and other current liabilities	14,595	13,924
Total current liabilities	29,720	29,798
Operating lease liabilities	22,060	—
Derivative warrant liabilities	350	2,193
Derivative earnout liabilities	803	60,018
Conversion option derivative liabilities	3,960	—
Long-term debt, net of unamortized debt issuance costs	80,621	—
Other non-current liabilities	868	6,900
Deferred income taxes liability	108	371
Total liabilities	138,490	99,280
Stockholders’ equity:
Common Stock, $0.0001 par value, authorized 500,000,000 shares; 73,265,621 and 73,249,042 shares issued and outstanding at December 31, 2022 and December 31, 2021	7	7
Series A Convertible Preferred Stock, $0.0001 par value, authorized 10,000,000 shares; 165,045 shares and 163,510 issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	186,250	167,386
Accumulated deficit	(63,082)	(63,234)
Total stockholders’ equity	123,175	104,159
Total liabilities and stockholders’ equity	$261,665	$203,439

Consolidated Statements of Operations
(in thousands except share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Patient services	$47,992	$31,699	$166,785	$124,074
Dispensary	21,607	19,232	79,343	72,550
Clinical trials & other	1,825	1,373	6,355	6,379
Total operating revenue	71,424	52,304	252,483	203,003
Operating expenses
Direct costs – patient services	38,382	27,350	134,761	99,401
Direct costs – dispensary	17,295	16,463	65,111	62,102
Direct costs – clinical trials & other	118	158	518	652
Goodwill impairment charges	9,944	—	9,944	—
Selling, general and administrative expense	29,572	48,245	119,689	83,365
Depreciation and amortization	1,192	920	4,411	3,341
Total operating expenses	96,503	93,136	334,434	248,861
Loss from operations	(25,079)	(40,832)	(81,951)	(45,858)
Other non-operating expense (income)
Interest expense, net	2,450	60	4,082	320
Change in fair value of derivative warrant liabilities	(1,398)	(3,686)	(1,843)	(3,686)
Change in fair value of earnout liabilities	(5,394)	(24,891)	(59,215)	(24,891)
Change in fair value of conversion option derivative liabilities	(8,690)	—	(24,200)	—
Gain on loan forgiveness	—	229	(183)	(4,957)
Other, net	(673)	80	(501)	(1,046)
Total other non-operating income	(13,705)	(28,208)	(81,860)	(34,260)
Loss before provision for income taxes	(11,374)	(12,624)	(91)	(11,598)
Income tax benefit	367	2,468	243	671
Net income (loss)	$(11,007)	$(10,156)	$152	$(10,927)
Net income (loss) per share attributable to common stockholders:
Net income (loss) attributable to common stockholders, basic	(8,972)	(9,011)	68	(10,628)
Weighted-average number of shares outstanding, basic	72,751,847	69,949,662	72,793,497	66,230,606
Net income (loss) per share attributable to common stockholders, basic	$(0.12)	$(0.13)	$—	$(0.16)

Net loss attributable to common stockholders, diluted	(13,893)	(9,011)	(16,980)	(10,628)
Weighted-average number of shares outstanding, diluted	85,591,814	69,949,662	80,605,600	66,230,606
Net loss per share attributable to common stockholders, diluted	$(0.16)	$(0.13)	$(0.21)	$(0.16)

Consolidated Statements of Cash Flows
(in thousands)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(11,007)	$(10,156)	$152	$(10,927)
Adjustments to reconcile net income (loss) to cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	1,192	919	4,411	3,341
Amortization of debt issuance costs	1,552	—	2,444	53
Goodwill impairment charges	9,944	—	9,944	—
Share-based compensation	6,070	24,382	27,683	24,535
Decrease in fair value of liability classified warrants	(1,398)	(3,686)	(1,843)	(3,686)
Decrease in fair value of liability classified earnouts	(5,394)	(24,891)	(59,215)	(24,891)
Decrease in fair value of liability classified conversion option derivatives	(8,690)	—	(24,200)	—
Unrealized (gain) loss on investments	316	—	378	—
Accretion of discount on investment securities	(991)	—	(1,020)	—
Deferred taxes	(446)	2,296	(263)	(1,242)
Gain on loan forgiveness	—	229	(183)	(4,957)
Bad debt expense (recovery)	74	250	476	(417)
Loss on disposal of property and equipment	(1)	—	21	—
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(5,070)	2,000	(20,285)	(2,195)
Inventories	852	(502)	(1,732)	(1,842)
Other receivables	(58)	(473)	620	(792)
Prepaid expenses	737	(9,123)	4,282	(9,091)
Other current assets	—	9,094	—	—
Operating lease right-of-use assets	1,684	—	5,404	—
Other assets	(16)	(70)	(157)	(198)
Accrued expenses and other current liabilities	(545)	(4,515)	2,349	(3,084)
Income taxes payable	(132)	(6,027)	123	(1,012)
Accounts payable	(1,783)	(3,335)	(6,187)	2,916
Current and long-term operating lease liabilities	(803)	—	(3,801)	—
Other non-current liabilities	(84)	273	(1,157)	809
Net cash, cash equivalents, and restricted cash used in operating activities	(13,997)	(23,335)	(61,756)	(32,680)
Cash flows from investing activities:
Purchases of property and equipment	(1,995)	(871)	(5,529)	(2,847)
Purchases of intangible asset in practice acquisitions	—	—	—	(200)
Cash paid for practice acquisitions, net	(470)	(8,280)	(8,577)	(9,107)
Purchases of marketable securities/investments	(30,106)	—	(117,508)	—
Net cash, cash equivalents, and restricted cash used in investing activities	(32,571)	(9,151)	(131,614)	(12,154)
Cash flows from financing activities:
Proceeds from recapitalization transaction	—	333,946	—	333,946
Transaction costs	—	(33,145)	—	(33,145)
Payments as a result of recapitalization transaction	—	(167,510)	—	(167,510)
Proceeds from issuance of long-term debt	—	—	110,000	—
Transactions costs related to issuance of long-term debt	—	—	(3,663)	—
Payments made for financing of insurance payments	(1,270)	(409)	(5,009)	(409)
Payment of deferred consideration liability for acquisition	—	(50)	(509)	(50)
Principal payments on long-term debt	—	(5,125)	—	(7,219)
Principal payments on financing leases	(19)	(8)	(58)	(32)
Common stock repurchase from related party	—	—	(9,000)	—
Common stock issued for options exercised	442	—	858	—
Taxes for common stock net settled	—	—	(413)	—
Issuance of Legacy TOI preferred stock	—	—	—	20,000
Net cash, cash equivalents, and restricted cash (used in) provided by financing activities	(847)	136,128	92,206	154,010
Net (decrease) increase in cash, cash equivalents, and restricted cash	(47,415)	103,642	(101,164)	109,176

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
Cash, cash equivalents, and restricted cash at beginning of period	61,425	11,532	115,174	5,998
Cash, cash equivalents, and restricted cash at end of period	$14,010	$115,174	$14,010	$115,174
Contacts
Media
The Oncology Institute, Inc.
Julie Korinke
juliekorinke@theoncologyinstitute.com
(562) 735-3226 x 88806

Revive
Michael Petrone
mpetrone@reviveagency.com
(615) 760-4542
Investors
Solebury Strategic Communications
investors@theoncologyinstitute.com